Exhibit 99.1

McGladrey & Pullen
Certified Public Accountants

McGladrey & Pullen, LLP One Valley Square, Ste. 250 512 Township Line Road Blue Bell, PA, 19422-2700 0 215-641-8600 F 215-641-8680

McGladrey & Pullen, LLP
One Valley Square, Ste. 250
512 Township Line Road
Blue Bell, PA, 19422-2700
0 215-641-8600 F 215-641-8680

Independent Auditor’s Report

To the Board of Directors
Lightning Poker, Inc.
Boothwyn, Pennsylvania

We have audited the accompanying balance sheets of Lightning Poker, Inc. (f/k/a Pokermatic, Inc.) as of December 31, 2007 and 2006, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lightning Poker, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited capital resources, net operating losses and negative cash flows from operations since inception and expects these conditions to continue for the foreseeable future. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McGladrey & Pullen, LLP

Blue Bell, Pennsylvania
April 29, 2008

McGladrey & Pullen, LLP is a member firm of RSM International-
as affiliation of separate and independent legal entities.

Lightning Poker, Inc. Balance Sheets

	December 31, 2007	December 31, 2006

Assets
Current Assets
Cash	$2,638,266	$310,145
Accounts receivable, net	411,615	-
Inventory	768,553	169,341
Prepaid expenses and notes receivable	73,552	-
Total Current Assets	3,891,986	479,486

Property, Plant and Equipment, net	982,570	236,786

Intangible assets, net	521,991	-
Other Assets	36,082	-

Total Assets	$5,432,629	$716,272

Liabilities and Stockholders' Deficit
Current Liabilities
Notes payable	$-	$1,495,745
Accounts payable	433,390	320,901
Accrued expenses	579,042	104,109
Total Current Liabilities	1,012,432	1,920,755

Long Term Debt
Long term notes payable	8,124,235	-
Interest payable	514,006	-
Total Long Term Debt	8,638,241	-

Commitments

Stockholders' Deficit
Capital stock, authorized 50,000,000 shares, no par value, 4,644,785 and 4,100,727 shares issued and outstanding at December 31, 2007 and 2006, respectively.	2,950,496	2,031,636
Accumulated deficit	(7,168,540)	(3,236,119)
Total Stockholder's Deficit	(4,218,044)	(1,204,483)

Total Liabilities and Stockholders’ Deficit	$5,432,629	$716,272

See Notes to Financial Statements

Lightning Poker, Inc. Statements of Operations

	Year Ended
	December 31,	December 31,
	2007	2006
Revenues
Sales of systems and parts	$1,608,967	$-
License fees	237,709	-
Service revenues	10,637	-
Total revenues	1,857,313	-

Costs and operating expenses
Cost of products sold	803,289	-
Operating expenses	656,582	180,703
Research and development	1,354,173	1,550,314
Selling general and administrative expenses	1,791,836	1,138,494
Depreciation and amortization	516,858	47,357
Total costs and operating expenses	5,122,738	2,916,868

Operating loss	(3,265,425)	(2,916,868)

Non operating income( expense)
Net interest expense	(683,744)	(95,970)
Other Income	16,748	-
Net Loss	$(3,932,421)	$(3,012,838)

See Notes to Financial Statements

Lightning Poker, Inc. Statements of Stockholders ’ Equity (Deficit)

	Capital Stock		Accumulated
	Shares	Amount	Deficit	Total
Balance December 31, 2005	3,473,000	651,500	(223,281)	428,219
Net loss			(3,012,838)	(3,012,838)
Sale of common stock	627,727	644,400	-	644,400
Stock based compensation	-	173,534	-	173,534
Issuance of warrants	-	562,202	-	562,202
Balance December 31, 2006	4,100,727	2,031,636	(3,236,119)	(1,204,483)
Net loss	-	-	(3,932,421)	(3,932,421)
Issuance of warrants	-	223,300	-	223,300
Sale of common stock	200,000	220,000	-	220,000
Stock based compensation	-	97,096	-	97,096
Issuance of capital stock in connection with an acquisition	344,058	378,464		378,464
Balance December 31, 2007	4,644,785	$2,950,496	$(7,168,540)	$(4,218,044)

See Notes to Financial Statements

Lightning Poker, Inc. Statements of Cash Flows
	Year ended
	December 31,	December 31,
	2007	2006
Cash flows from operating activities
Net loss	$(3,932,421)	$(3,012,838)
Adjustments to reconcile net loss to net cash used in operating activities;
Gain on sale of equipment	(122,118)	-
Depreciation and amortization	516,858	47,357
Stock based compensation	409,912	231,481
Common stock issued for license	--	20,000
Changes in Assets and Liabilities
Increase in accounts receivable	(411,615)	-
Increase in inventories	(599,212)	(169,341)
Increase in prepaid expenses and other assets	(109,634)	-
Increase in accounts payable	151,464	275,926
Increase in accrued interest	467,540	-
Increase in accrued expenses	502,000	104,109

Net cash used in operating activities	(3,127,226)	(2,503,306)

Cash flows from investing activities
Purchase of equipment	(1,050,653)	(283,402)
Proceeds from sale of equipment	186,000	-
Purchase of Poker Automation, LLC assets	(400,000)	-

Net cash used in investing activities	(1,264,653)	(283,402)

Cash flow from financing activities
Proceeds from issuance of notes	6,500,000	2,000,000
Proceeds from sale of stock	220,000	624,400

Net cash provided from financing activities	6,720,000	2,624,400

Net increase ( decrease) in cash	2,328,121	(162,308)

Cash beginning	310,145	472,453
Cash ending	$2,638,266	$310,145

Supplemental Disclosure of cash Flow Information:
Non cash financing activities:
Issuance of capital stock in connection with the purchase of Poker Automation assets	$378,464	$-
Issuance of capital stock warrants in connection with services	$36	$-
Issuance of capital stock warrants in connection with notes payable	$223,264	$562,202

See Notes to Financial Statements

Lightning Poker, Inc. Notes to Financial Statements

Note 1.   Nature of Business and Summary of Significant Accounting Policies

Nature of Business: Lightning Poker, Inc. a Pennsylvania corporation (“Lightning Poker”) was formed to manufacture and market fully automated, proprietary electronic poker tables to commercial and tribal casinos, card clubs, other gaming and lottery venues, bars and restaurants and the home market.  Lightning Poker’s  product is designed to improve economics for casino operators while improving overall player experience.

Through December 31, 2006 Lightning Poker was considered a development stage company. During 2007, Lightning Poker increased its customer base and commenced leasing and sales of electronic poker tables  to a point that it no longer believes this classification is necessary.

Lightning Poker’s activities through December 31, 2006 principally related to the development of its proprietary electronic poker tables, assembling and training personnel and applying for and obtaining the required licenses and certifications to operate in certain jurisdictions in the gaming industry.

From April 1, 2004 (inception) through June 1, 2005, Lightning Poker operated as a limited liability company, Pokermatic, L.L.C.  On June 1, 2005 Lightning Poker incorporated under the name Pokermatic, Inc.  In September 2006 Lightning Poker changed its name to Lightning Poker, Inc.

The accompanying financial statements have been prepared on a going concern basis, which assumes realization of all assets and settlement or payment of all liabilities in the ordinary course of business. Lightning Poker has limited capital resources, net operating losses and negative cash flows from operations since inception and expects these conditions to continue for the foreseeable future. The generation of cash flow sufficient to meet our cash needs in the future will depend on our ability to obtain the regulatory approvals required to distribute our System and successfully market it to casinos and card clubs. Lightning Poker believes it will be able to support its operations for the foreseeable future, and it does not expect to have to raise additional capital to fund its operations. However, if sales of the System do not meet its projections or its expenses exceed its projections, Lightning Poker may need to raise additional funds through  public or private offerings of its  securities or through a credit facility. If that becomes necessary,  there is  no assurance that Lightning Poker would be able to obtain such financing, if at all , or on  reasonable terms. If Lightning Poker needs additional funding and is unable to  obtain it,  its financial condition would be adversely affected. In that event, it would have  to postpone or discontinue planned operations and projects. Lightning Poker’s continuance as a going concern is dependant upon these factors, among others. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In January 2007 Lightning Poker entered into an exclusive licensing and distribution agreement with Shuffle Master, Inc. (“Shuffle Master”).  Pursuant to the agreement, Shuffle Master acts as the worldwide exclusive distributor of Lightning Poker’s products to the gaming industry.  In exchange for distributing the product, Shuffle Master will receive a fixed distribution fee for each system placed into operation.  The initial term of the agreement is for ten years and is renewable for an additional five year term at Shuffle Master's option if specific minimum order requirements are met.  Shuffle Master must also achieve certain minimum order requirements during the first five years of the agreement to retain exclusive distribution rights.  In addition to selling systems, Shuffle Master is responsible for carrying out all service and maintenance on systems and will receive all the service revenues.

On November 12, 2007 Lightning Poker  completed the acquisition of certain assets of Poker Automation LLC, a California limited liability company ("Poker Automation"), pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement"). In connection with the completion of the acquisition and in consideration for the assets acquired, Lightning Poker. paid $400,000 in cash at closing.  In addition  344,058 shares of Lightning Poker’s stock are issuable to Poker Automation’s members and  certain creditors.

On January 29, 2008, under the Agreement and Plan of Merger dated September 28, 2007 (the “Merger Agreement”), Lightning Gaming, Inc.( formerly known as  Red Pearl Acquisition Corp.) (the “Company”) completed a merger (the "Merger") with Lightning Poker .As a result of the Merger, LPI Acquisition Corp. a Pennsylvania corporation and wholly-owned subsidiary of the Company, merged with and into Lightning Poker. Lightning Poker thereby became a wholly owned subsidiary of the Company and each share of common stock of Lightning Poker outstanding immediately prior to the Merger was converted into the right to receive one share of the Company's common stock ("Common Stock"). As a result, the former stockholders of Lightning Poker are entitled to receive an aggregate of 4,644,785 shares of the Company's common stock ("Common Stock"). In addition, all of the Company's previously outstanding stock, which was held by Brian D. Haveson, was canceled with no obligation on the Company's part for the payment of any consideration. Consequently, the Merger resulted in the former stockholders of Lightning Poker having the same percentage ownership interests in the Company as they had in Lightning Poker prior to the Merger.

Lightning Poker, Inc. Notes to Financial Statements (Continued)

Note 1.   Nature of Business and Summary of Significant Accounting Policies (Continued)

A summary of Lightning Poker’s significant accounting policies is as follows:

Revenue Recognition: Lightning Poker generates revenue from licensing the rights to use its software on and lease of the Lightning Poker electronic poker table and from providing maintenance and support services to its customers. We recognize revenue in accordance with Statement of Position (“SOP”) No. 97-2, Software Revenue Recognition (as amended by SOP No. 98-4 and  98-9)  and Staff Accounting Bulletin (“SAB”) No.101, updated by SAB Nos.  103 and 104, “Update of Codifications of Staff Accounting Bulletins.”

 Lightning Poker recognizes revenue on the sale or license of the Lightning Poker table when persuasive evidence of an agreement exists, the sales price is fixed or determinable, the Lightning Poker table is delivered and collectibility is reasonably assured. Agreements are based on either a fixed monthly fee or a pre-determined percentage of the “rake”, which is the amount the casino or card club charges for each hand of poker.

If multiple product deliverables are included under a sale or license agreement, we intend to allocate revenue to each product based upon their respective fair values against the total contract value and defer revenue recognition on those deliverables where we have not met all requirements of revenue recognition. As of December 31, 2007, there were no multiple product delivery agreements entered into by Lightning Poker.

Lightning Poker intends to recognize revenue from maintenance and support services ratably over the term of the software support services agreement when such agreements are executed. We intend to recognize any revenues from professional services not essential to the customers’ use of the software under time-and-materials-based agreements as services are performed.

Revenues from four casino customers represented 88% of total revenues for the year ended December 31, 2007.

Use of Estimates:  The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash: For the purposes of reporting the statement of cash flows, Lightning Poker considers all cash accounts and highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Lightning Poker maintained and will maintain cash balances with highly reputable financial institutions, which at times throughout the year exceeded the federally-insured amount. Lightning Poker has not experienced any losses from deposits above the federally-insured amount.

Concentrations of Credit Risk: Financial instruments that subject us to credit risk primarily consist of cash and trade receivables. Lightning Poker’s credit risk is managed by investing cash  primarily in high-quality financial institutions. Accounts receivable include amounts owed by various customers and groups of customers. No collateral is required. Accounts receivable are not sold or factored.

Receivables and Allowance for Doubtful Accounts: Lightning Poker regularly evaluates the collectability of its trade receivable balances based on a combination of factors. When a customer’s account becomes past due, we initiate dialogue with the customer to determine the cause. If it is determined that the customer will be unable to meet its financial obligation to us, such as in the case of a bankruptcy filing, deterioration in the customer’s operating results or financial position or other material events impacting its business,

Lightning Poker, Inc. Notes to Financial Statements (Continued)

Note 1.   Nature of Business and Summary of Significant Accounting Policies (Continued)

we record a specific reserve for bad debts to reduce the related receivable to the amount we expect to recover given all information presently available. As of December 31, 2007 and 2006, Lightning Poker recorded an allowance for doubtful accounts of $13,635 and $0, respectively. Except for this allowance, Lightning Poker believes all of its other receivables are collectible. If circumstances related to specific customers change, our estimates of the recoverability of receivables could materially change. Recoveries of receivables previously written off are recorded when recovered.

At December 31, 2007 accounts receivables from one casino customer represented 80% of total accounts receivable.

Intangible  Assets. Lightning Poker follows the provisions of  SFAS No. 142, Goodwill and other Intangible Assets (“SFAS 142”) to account for acquired intangible assets. SFAS 142 requires that the purchase method of accounting be used for all assets acquired in an exchange transaction..Also, under SFAS 142 intangible assets with a definite life shall be amortized over their useful lives.

Patents. Lightning Poker expenses legal fees and application costs related to its patent application process. There is a high degree of uncertainty in the outcome of approval for any of our patents. Once the patents are approved, any costs incurred to defend and register these patents will be capitalized.

Research and Development: Research and development costs are charged to expense when incurred and are included in the statement of operations, except when certain qualifying expenses are capitalized in accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 86. As of December 31, 2007 and December 31, 2006, no amounts had been capitalized.

Inventories:  Inventories are stated at the lower of cost or market using the first-in, first-out method.

Property and Equipment:  Property and equipment are recorded at cost. Depreciation is computed using the straight line method  over the estimated useful lives of 3 years.

Income Taxes:  Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Lighting Poker adopted Financial Accounting Standards Board ("FASB") FASB Interpretation No. 48, or FIN 48, "Accounting for Uncertainty in Income Taxes, as interpretation of FASB Statement No. 109." FIN 48 clarifies the uncertainty in income taxes recognized in financial statements.  It prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation became effective for Lightning Poker beginning in 2007. The adoption by Lightning Poker of FIN 48 did not have any material impact on its results of operations, financial position or cash flows.

Advertising:  Lightning Poker expenses advertising costs as incurred.  Advertising expense for the year ended December 31, 2007  and 2006  was $30,241and $21,299, respectively.

Impairment of Long-Lived Assets:  Lightning Poker reviews its long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.  To determine the recoverability of its long-lived assets, Lightning Poker evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets or for identifiable intangibles with finite useful lives, by determining whether the amortization of the intangible asset balance over its remaining life can be recovered through undiscounted future cashflows.

Warrants: The fair value of each warrant is estimated on the date of issuance using the Black-Scholes option pricing model. The initial fair value of these warrants is treated as a debt discount which is accreted to interest expense over the period of the related debt.

Stock Option Plan:  Lightning Poker has an equity-based compensation plan which is more fully described in Note 7.  Lightning Poker accounts for its equity based compensation plan under SFAS No. 123R, “Share Based Payments”.  Compensation expense has been recognized in connection with the options granted after December 31, 2005 pursuant to SFAS No. 123R.  All options have been

Lightning Poker, Inc. Notes to Financial Statements (Continued)

Note 1.   Nature of Business and Summary of Significant Accounting Policies (Continued)

granted with an exercise price equal to the fair value of Lightning Poker’s common stock on the date of grant.

 Reclassifications: Various revenue and expenses for the year ended December 31, 2006 have been reclassified, without any effect on the net loss for that year, to conform to the classifications used for the current year when the Company became an operating company as explained further above in Note 1.

Note 2.   Inventory

Inventory  consisted of the following:

	December 31, 2007	December 31, 2006
Finished tables	$484,540	$73,271
Raw materials	284,013	96,070
Inventory	$768,553	$169,341

Note 3.   Property and Equipment

Property and equipment consisted of the following:

	December 31, 2007	December 31, 2006
Equipment, principally tables	$1,260,620	$284,143
Furniture and fixtures	20,796	-
Property, plant and equipment	1,281,416	284,143
Less accumulated depreciation	298,846	47,357
Property, plant and equipment, net	$982,570	$236,786

Note 4.   Intangible Assets

Intangible assets consist of the following:

	December 31, 2007	December 31, 2006
Customer contracts	$377,540	$-
Non compete agreement	167,052	-
Total intangibles	544,592	-
Less accumulated amortization	22,601	-
Intangible assets, net	$521,991	$-

The weighted average amortization period for the customer contracts  acquired in 2007 is 2.5 years.  The weighted average amortization period for the non compete agreement  acquired in 2007 is 2 years.

The estimated intangible asset amortization expenses for the year ending December 31, 2008 and for the subsequent three years ending December 31, 2011 are approximately $179,000, $200,000, $108,000 and $35,000, respectively.

During the fourth quarter of 2007, Lightning Poker reviewed the usefulnees of  certain software acquired from Poker Automation, LLC. As a result of this review Lightning Poker recorded an impairment charge of $234,000. The fair value of the asset was determined based on the sum of the future undiscounted cashflows which were estimated to be nil. The impairment charged is included in depreciation and amortization expense in the Statement of Operations for the year ended December 31, 3007.

Lightning Poker, Inc. Notes to Financial Statements (Continued)

Note 4.   Intangible Assets (Continued)

Note 5.   Debt

Notes Payable Current consist of the following

	December 31, 2007	December 31, 2006
Notes Payable 8% interest due 2009 (see note 9)	$-	$2,000,000
Less: unamortized fair value of warrants	-	(504,255)
Notes payable	$-	$1,495,745

The Notes Payable due in 2009 contain certain non-financial covenants, which Lightning Poker did not meet as of December 31, 2006.  Accordingly, at December 31, 2006 the debt is shown as current.  As a result of the financing in June 2007 the lender waived the non -financial requirements. Therefore the Notes Payable due in 2009 have been reclassified to Long term Debt in 2007.

Warrants to purchase 1,818,192 shares were issued in connection with the 8% notes due in 2009.

Long Term Notes Payable consists of the following:

December 31, 2007
Notes Payable 8% interest due 2009	$2,000,000
Notes Payable 8% interest due 2010	6,500,000
Total notes payable	8,500,000
Less: unamortized fair value of warrants	(375,765)
Total long term debt	$8,124,235

In January 2007, Lightning Poker borrowed $1,000,000 under a one year loan agreement with interest at 8% per annum.  At the discretion of the lender, all principal and interest outstanding on the loan may be converted into shares of Lightning Poker's capital stock issued in Lightning Poker's next equity financing at the same price and upon the same terms as the shares issued in the next equity financing.  In connection with the loan Lightning Poker issued a warrant to purchase 388,802 shares of Lightning Poker's capital stock at an exercise price equal to $1.286 per share of stock.  The warrant is exercisable through January 31, 2012. In January 2008, the lender extended the maturity date of the note due in 2008 to  2010. Therefore the Notes Payable due in 2009 have been reclassified to Long term Debt.

In April 2007, Lightning Poker amended the January 2007 loan agreement and borrowed $500,000 at 8% interest per annum for one year.  At the discretion of the lender, all principal and interest outstanding on the loan may be converted into shares of Lightning Poker's capital stock issued in Lightning Poker's next equity financing at the same price and upon the same terms as the shares issued in the next equity financing.  In connection with the loan Lightning Poker issued a warrant to purchase 194,401 shares of Lightning Poker's capital stock at an exercise price equal to $1.286 per share of stock.  The warrant is exercisable through January 31, 2012. In January 2008, the lender extended the maturity date of the note due in 2008 to  2010. Therefore, the Notes Payable due in 2009 have been reclassified to Long term Debt.

Also in April 2007, Lightning Poker entered into two loan agreements, borrowing $100,000 through each, at 8% interest per annum for one year. The loans have been repaid.  In connection with the loans, Lightning Poker issued warrants to purchase in total  77,760 shares of Lightning Poker's capital stock at an exercise price  of $1.286.

Lightning Poker, Inc. Notes to Financial Statements(Continued)

Note 5.  Debt (Continued)

In June 2007, Lightning Poker entered into a $5,000,000 three year loan agreement with interest at 8% per annum.  The Notes issued under the loan agreement are secured by the assets of Lightning Poker.  In connection with the loan Lightning Poker issued warrants to purchase 1,944,012 shares of Lightning Poker's capital stock at an exercise price equal to $2.572 per share of stock.  The warrants are exercisable through June 2012.

Lightning Poker borrowed $4,000,000 and $1,000,000 in June 2007 and July 2007, respectively under the June 2007 loan agreement.

Interest is payable at maturity of the Notes.

Substantially all of Lightning Poker’s assets are pledged as collateral on debt.

In accordance with the loans obtained by Lightning Poker, the lenders hold  warrants, whereby they may purchase 4,453,157 shares of Lightning Poker’s stock at any time through June 2012 at a price of $1.77 per share.  The purchase price shall be subject to adjustment from time to time pursuant to the provisions of the respective warrant agreements. The fair value of each warrant is estimated on the date of issuance using the Black-Scholes option pricing model (see Note 8 for the assumptions used in the model) . Expense recognized for the years ended December 31, 2007 and 2006  related to these warrants was $312,817 and, $57,947, respectively, and was included in interest expense.

Note 6.   Commitments

Lease Commitments:  Through January 2007 Lightning Poker leased its corporate office under a month-to-month lease.  Rental expense under this lease was $1,900 and $20,952, for the years ended December 31, 2007 and 2006, respectively.

Effective February 2007, Lightning Poker leases its corporate office under a noncancelable operating sublease expiring in March 2010.  In addition to minimum lease payments, the lease requires Lightning Poker to pay for certain operating expenses and utilities. Rental expense under this lease was $56,719 for the year  ended December 31, 2007.

Future minimum lease payments  are as follows:

Year Ending December 31,	Amount
2008	$61,875
2009	61,675
2010	10,313
$134,063

Lightning Poker has entered into  non exclusive licensing agreements with two vendors whereby Lightning Poker is required to pay the vendors for maintenance fees  and software licenses  used in conjunction with Lightning Poker’s products.

Note 7.   Stockholders’ Deficit

Stock Option Plan:  On March 8, 2006, Lightning Poker adopted the 2006 Equity Incentive Plan (the “Stock Plan”) to enable Lightning Poker to offer key employees, consultants and directors equity interests in Lightning Poker, thereby helping to attract, retain and motivate such persons to exercise their best efforts on behalf of Lightning Poker.  The options are granted at the discretion of the Board of Directors and, at December 31, 2007, the maximum aggregate number of shares of Capital Stock issuable  under the Stock Plan was  2,000,000.  The purchase price of each option will be determined by the Board at the time the option is granted, but in no event will be less than 100% of the fair market value of the common stock at the time of grant.  Options granted are exercisable over 10 years from the grant date.  During 2007 and 2006, Lightning Poker issued 240,000 and 500,000 non-qualified stock options to a  stockholder and former director of Lightning Poker and to a stockholder, officer and director, respectively.  At December 31, 2007 and  2006 1,873,000 and 1,128,000 options to purchase shares, respectively, had been granted to certain directors, officers and employees of Lightning Poker.

Lightning Poker, Inc. Notes to Financial Statements(Continued)

Note 7.   Stockholders’ Deficit (continued)

Stock Option Plan ( Continued)

Options generally vest at 20% per year starting from the grant date and are fully vested after five years.  The options can be exercised in partial or full amounts upon a change in control and at such other times as specified in the award agreements.

Under accounting principles generally accepted in the United States of America, options granted under the plan are accounted for under SFAS No. 123R, Share Based Payments, and its related interpretations.  Accordingly, compensation costs of $97,096 and $173,534` have been recognized for the year ended December 31, 2007, and 2006, respectively.

A summary of option transactions in 2007 and 2006 is as follows:

		Weighted
		Average
	Shares	Exercise Price

Outstanding At beginning of year	-	$-
Options granted	2,316,000	1.68
Options exercised	-	-
Options cancelled	(1,188,000)	2.23
Options at December 31, 2006	1,128,000	1.10
Options granted	835,000	2.06
Options exercised	-	-
Options cancelled	(90,000)	1.26
Options at December 31, 2007	1,873,000	1.52
Options exercisable at December 31, 2007	558,200	1.10
Shares available for grant at December 31, 2007	127,000

The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model that used the assumptions noted in the following table.  Expected volatility is based upon publicly traded companies with similar Lightning Poker characteristics.  Lightning Poker uses historical data to estimate option exercise and employee termination within the valuation model.  The expected term of options granted represents the period of time that options granted are expected to be outstanding.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	2007	2006
Weighted average volatility	18%	19%
Expected dividends	0	0
Expected term (in years)	10	10
Weighted average risk free interest rate	4.8%	4.7%

The weighted average grant-date fair value of options granted during the years ended December 31, 2007 and 2006 was $.17  and $.31, respectively.

Stock-based compensation expense is recognized in the statement of operations based on awards ultimately expected to vest and may be reduced for estimated forfeitures.  Lightning Poker estimated 0% forfeitures for the stock options that were granted in 2007 and 2006.

Lightning Poker, Inc. Notes to Financial Statements(Continued)

Note 7.   Stockholders’ Deficit (Continued)

Stock Option Plan (Continued)

The following table summarizes information with respect to stock options outstanding at December 31, 2007:

Options Outstanding				Vested Options
Weighted
	Average	Weighted			Weighted	Weighted
	Remaining	Average	Aggregate		Average	Average	Aggregate
	Contractual	Exercise	Intrinsic		Contractual	Exercise	Intrinsic
Number	Life (Years)	Price	Value	Number	Term (Years)	Price	Value
1,873,000	7.7	$1.52	-	558,200	8.7	$1.10	-

The following table summarizes information with respect to stock options outstanding at December 31, 2006:

Options Outstanding				Vested Options
Weighted
	Average	Weighted			Weighted	Weighted
	Remaining	Average	Aggregate		Average	Average	Aggregate
	Contractual	Exercise	Intrinsic		Contractual	Exercise	Intrinsic
Number	Life (Years)	Price	Value	Number	Term (Years)	Price	Value
1,128,000	9.5	$1.10	-	401,600	9.6	$1.10	-

As of  December 31, 2007, there was approximately $410,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan.  The cost is expected to be recognized over a weighted-average period of 4.0 years.

Warrants:  In accordance with the loans obtained by Lightning Poker (Note 5), the lenders hold  warrants, whereby they may purchase 4,453,157 shares of Lightning Poker’s stock at any time through June 2012 at a  price  ranging between $1.10 and $2.25 per share.  The purchase price shall be subject to adjustment from time to time pursuant to the respective provisions of the warrant agreements.  Lightning Poker accounts for the value of these warrants in the same manner used for stock based compensation.

The following table is a summary of Lightning Poker’s warrant activity for the years ended December 31, 2007 and  December 31, 2006:

		Weighted
	Warrants	Average
	Outstanding	Exercise Price
Outstanding at beginning of year	-	$-
Warrants granted	1,818,182	1.10
Warrants exercised	-	-
Warrants cancelled	-	-
Warrants at December 31, 2006	1,818,182	1.10
Warrants granted	2,634,975	2.25
Warrants exercised	-	-
Warrants cancelled	-	-
Warrants at December 31, 2007	4,453,157	1.77
Warrants exercisable at December 31, 2007	4,453,157	1.77

Lightning Poker, Inc. Notes to Financial Statements(Continued)

Note 7.   Stockholders’ Deficit (Continued)

Warrants (Continued)

The following table summarizes information with respect to warrants outstanding at December 31, 2007:

Warrants Outstanding				Vested Warrants
Weighted
	Average	Weighted			Weighted
	Remaining	Average	Aggregate		Average	Aggregate
	Contractual	Exercise	Intrinsic		Exercise	Intrinsic
Number	Life (Years)	Price	Value	Number	Price	Value
4,453,157	4.1	$1.77	-	4,453,157	$1.77	-

The following table summarizes information with respect to warrants outstanding at December 31, 2006:

Warrants Outstanding				Vested Warrants
Weighted
	Average	Weighted			Weighted
	Remaining	Average	Aggregate		Average	Aggregate
	Contractual	Exercise	Intrinsic		Exercise	Intrinsic
Number	Life (Years)	Price	Value	Number	Price	Value
1,818,182	4.5	$1.10	-	1,818,182	$1.10	-

 The weighted average fair value of each warrant granted for the years ended December 31, 2007 and December 31, 2006 was $.008 and $.008, respectively.

The fair value of each warrant is estimated on the date of grant using the Black-Scholes option pricing model, with the following assumptions for the year ended December 31, 2007  and December 31, 2006:

	2007	2006
	18%	19%
Weighted average volatility	-	-
Expected dividend yield	-	-
Expected term (in years)	5	5
Weighted average risk free interest rate	5.1%	5%

Note 8.   Income Taxes

Lightning Poker accounts for income taxes under the provisions of SFAS No.109, “Accounting for Income Taxes”.  SFAS No.109 provides for the recognition and measurement of deferred income tax benefits and liabilities based on the likelihood of their realization in future years.  A valuation allowance must be established to reduce deferred income tax benefits if it is more likely than not that a portion of the deferred benefits will not be realized.

Lightning Poker, Inc. Notes to Financial Statements (Continued)

Note 8.   Income Taxes (Continued)

The components of the income tax provision (benefit) for the year ended December 31, 2007 and December 31, 2006  are as follows:

	2007	2006
Current tax expense:
Federal	$-	$-
State	-	-
	$-	$-

Deferred tax benefit:
Federal	$1,080,000	$887,000
State	350,000	286,600
Valuation reserve	(1,430,000)	(1,173,600)
	$-	$-

Net deferred tax assets consist of the following components as of December 31, 2007 and December 31, 2006:
	2007	2006
Deferred tax asset:
Net operating loss carryforward	$1,980,000	$1,076,000
Accrued expenses	415.000
Impairment charge	90,000
Start up costs	50,000	54,000
Stock based compensation	46,000	46,000
Other	63,000	38,000
	2,644,000	1,214,000
Less valuation allowance	(2,644,000)	(1,214,000)
Net deferred taxes	$-	$-

A reconciliation of income tax expense at statutory rates to the income tax expense reported in the statements of operations is as follows for the years ended December 31, 2007 and 2006.

	Year ended December, 31
	2007	2006

Federal tax benefit at statutory rate	$(1,337,000)	$(1,024,365)
State tax benefit net of federal taxes	(145,700)	(262,928)
SFAS 123R expense on stock options and warrants	139,000	59,014
Accrued expenses	(67,000)	-
Increase in valuation allowance	1,430,000	1,173,562
Other	(19,300)	54,717
Income tax expense	$-	$-

Lightning Poker, Inc. Notes to Financial Statements (Continued)

Note 8.   Income Taxes (Continued)

 As of December 31, 2007, Lightning Poker has available, for federal and state income tax purposes, net operating loss (“NOL”) carryforwards of approximately $4,900,000, which expire at various times through 2027.  The utilization of the NOL carryforwards is dependent upon the ability of Lightning Poker to generate sufficient taxable income during the carryforward periods.  The NOL carryforwards are also subject to certain limitations on their utilization should changes in Company ownership occur.

Internal Revenue code Section 382 places a limitation (the "Section 382 Limitation") on the amount of taxable income, which can be offset by net operating loss ("NOL") carryforwards after a change in control (greater than 50% change in ownership) of a loss corporation or a loss corporation's parent. Generally, after a control change, a loss corporation cannot deduct NOL carryforwards in excess of the Section 382 Limitation. Due to these "change in ownership" provisions, utilization of the NOL is subject to an annual limitation regarding their unilization against taxable income in future periods.

Note 9. Related Party Transactions

In August 2007, Lightning Poker loaned Brian Haveson, its CEO, the sum of $40,000 (the "Loan"). The proceeds of the Loan were used by Mr. Haveson to purchase all of the outstanding stock of the Company pursuant to the Stock Purchase Agreement dated August 17, 2007 (the "Stock Purchase Agreement") with Golden Buffalo Capital, LLC (“ Golden Buffalo”). Under the terms of the Loan and Merger Agreement, at the time of the Merger the shares held by Mr. Haveson were cancelled with no obligation on the part of Lightning Poker to pay any  consideration to Mr. Haveson  and the Loan was discharged.

In 2006 Lightning Poker borrowed $2,000,000  under a three -year loan agreement with Co Investment Fund II LP ( “CI II”). In 2007 Lightning Poker borrowed $1,500,000 under a one- year loan agreement with CI II and in 2007 $2,000,000 under a three -year loan agreement with  CI II (the 2006 and 2007 loans collectively the “ CI II Loans”) . CI II  is managed by Cross Atlantic and  is a 5% shareholder. Mr. Caldwell, a director is the founder and CEO and  Mr. Tecce, also a director, is a  managing director of Cross Atlantic and of counsel of  Buchanan Ingersoll & Rooney PC .   In connection with the CI II Loans, Lightning Poker issued to CI II warrants to purchase 3,178,990 shares of common stock. The aggregate fair market value of the warrants at the time Lightning Poker issued them was $706,088. During 2006 interest on the CI II Loans amounted to $ 46,465 and for 2007, interest on the  CI II Loans amounted to $345,400. During 2006 and  2007, we made no  principal payments made on the CI II Loans,.  As of March 31, 2008, the aggregate outstanding principal amount of the CI II Loans was $5,500,000.

Pursuant to the Merger, each warrant to purchase  a share of Lightning Poker Capital Stock became exercisable for share of Lightning Gaming’s  Common Stock  on  the same terms and conditions.

Mr. Tecce is of counsel to the law firm of Buchanan Ingersoll & Rooney PC, which Lightning Poker
retained for various legal matters in 2006, and 2007.  During  years ended December 31, 2007 and 2006   fees and expenses incurred to that firm totaled $121,000 and $11,550, respectively.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

On January 29, 2008, Lightning Gaming, Inc. (formerly known as Red Pearl Acquisition Corp.), a Nevada corporation (the “Company”) consummated the Plan of Merger (the “Merger Agreement”) with LPI Acquisition Corp., a Pennsylvania corporation and a wholly-owned subsidiary of  the Company (“Merger Sub”), and Lightning Poker, Inc. a Pennsylvania corporation (“Lightning Poker”).

Merger Sub was merged with and into Lightning Poker (the “Merger”), with Lightning Poker being the surviving corporation.  Each of the outstanding shares of common stock of Lightning Poker (“ Lightning Poker Stock”) was converted into the right to receive one share of the Company’s common stock (“Common Stock”).  Lightning Poker survived the Merger as a wholly-owned subsidiary of the Company. All the outstanding warrants to purchase shares of Lightning Poker Stock became exercisable for an equal number of shares of the Company's Common Stock on the same terms and conditions, and similar treatment has been accorded to options for Lightning Poker stock.  Upon the consummation of the Merger (the “Closing”), the Company retired its  then outstanding Common Stock, all of which was  held by the Company's sole director and executive officer, on terms which created no liability or continuing obligation of Lightning Poker for the payment of consideration as of the consummation of the Merger.

The following  unaudited pro forma condensed balance sheet has been prepared to reflect the Merger as if the Merger occurred on December 31, 2007. The unaudited pro forma condensed statements of operations reflect the Merger  as if the Merger occurred on January 1, 2007 and January 1, 2006.

The unaudited pro forma financial information is not necessarily indicative of the financial position or operating results that would have occurred  if the Merger had been consummated as of  the  dates, or at the beginning of the periods, for which the Merger status is being given effect in the Pro forma presentation.

Lightning Gaming, Inc.
Consolidating Pro Forma Balance Sheet
December 31, 2007
(Unaudited)

	Lightning Gaming, Inc.	Lightning Poker Inc.	Eliminations		Pro Forma
Assets
Current Assets
Cash	$-	$2,638,266	-		$2,638,266
Accounts receivable	-	411,615	-		411,615
Inventory	-	768,553	-		768,553
Prepaid expenses	-	73,552	$(40,000)	(b)	33,552
Total Current Assets	-	3,891,986	(40,000)		3,851,986

Property, plant and equipment, net	-	982,570	-		982,570

Intangible assets net	-	521,991	-		521,991
Other Assets		36,082
Total Assets	$-	$5,432,629	$(40,000)		$5,392,629

Liabilities and Stockholders' Deficit
Current Liabilities
Accounts payable	-	433,390	$25,000	(d)	458,390
Accrued expenses	-	579,042	-		579,042
Total Current Liabilities		1,012,432	25,000		1,037,432

Long Term Notes Payable	-	8,124,235	-		8,124,233
Interest Payable	-	514,006	-		514,006
Total Long Term Debt	-	8,638,241	-		8,638,241

Stockholders' Deficit
Preferred Stock	-		-		-
Common Stock	3,000		1,645	(a)	4,645
Additional Paid in Capital	2,750		2,908,851	(a),(b)(c), (d)	2,911,626
Common Stock	-	2,950,496	(2,950,496)	(c)	0
Accumulated Deficit	(5,750)	(7168,540)	(25,000)		(7199.315)

Total Stockholder's Deficit	-	(4,218,044)	(65,000)		(4,283,069)

Total Liabilities and Stockholders’ Deficit	$-	$5,432,629	$(40,000)		$5,392,654

Lightning Gaming, Inc.
Consolidating Pro Forma Statement of Operations
For the Period From Inception (March 1, 2007) to March, 31, 2007
(Unaudited)

		Lightning Poker Inc.
	Lightning Gaming, Inc.	Year Ended December 31, 2006	Adjustments and Eliminations	Consolidating Pro Forma

Revenues
Sales of systems and parts	$-	$-	$-	$-
License fees		-		-
Service Revenues		-		-
Total revenues		-		-

Costs and operating expenses
Cost of products sold	-	-		-
Operating expenses	-	180,703	-	180,703
Research and development	-	1,550,314	-	1,550,314
Selling general & administrative expenses	300	1,138,494		1,138,794
Depreciation expense	-	47,357	-	47,357
Total costs and operating expenses	300	2,916,868	-	2,917,168

Operating loss	(300)	(2,916,868)	-	(2,917,168)

Non operating income( expense)
Net interest expense	-	(95,970),	-	(95,970,

Net loss	$(300)	$(3,012,838)	$-	$(3013,138))

Basic loss per share	$0.00			$(.77)

Weighted average shares outstanding	3,000,000			3,922,205

Lightning Gaming, Inc.
Consolidating Pro Forma Statement of Operations
For the year ended December 31, 2007
(Unaudited)

		Ligthning Poker Inc.
		Year Ended	Adjustments and	Consolidating
	Lightning Gaming, Inc.	December 31, 2007	Eliminations	Pro Forma
Revenues
Product sales	$-	$1,608,967	$-	$1,608,967
License fees	-	237,709		237,709
Service Revenues		10,637		10,637
Total revenues	-	1,857,313		1,857,313

Costs and operating expenses
Cost of products sold		803,289		803,289
Operating expenses	-	656,582	-	656,582
Research and development	-	1,354,173	-	1,354,173
Selling, general & administrative expenses	5,750	1,791,836		1,797,586
Depreciation and amortization	-	516,858	-	516,858
Total costs and operating expenses	5,750	5,122,738	-	5,128,488

Operating loss	(5,750)	(3,265,425)	-	(3,271,755)

Non operating income, (expense)
Net interest expenses	-	(683,744,)	-	(683,744,)
Other income	-	16,748		16,748
Net loss	$(5,750)	$(3,932,421)	$-	$(3,938,171)

Basic loss per share	$0.00			$(0.92)

Weighted average shares outstanding	3,000,000			4,270,570

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED CONSOLIDATING PRO FORMA BALANCE SHEET AT DECEMBER 31, 2007 AND THE  UNAUDITED CONSOLIDATING PRO FORMA STATEMENTS  OF OPERATIONS  FOR THE YEARS ENDED DECEMBER 31, 2006 AND DECEMBER 31, 2007 ARE AS FOLLOWS:

(a) effective January 29, 2008 Merger Sub was merged with and into Lightning Poker with Lightning Poker being the surviving corporation.  Each of the outstanding shares of common stock of Lightning Poker was converted into one share of common stock of the Company.  Lightning Poker survived the Merger as a wholly-owned subsidiary of the Company. Upon the consummation of the Merger the Company retired its previously outstanding shares and 4,644,785 shares of the Company were issued to the former Lightning Poker shareholders.
(b) loan to Brian Haveson,  Chairman and Chief Executive Officer of Lightning Poker, to purchase all the outstanding  shares of the Company.
(c) to consolidate Lightning Poker.
(d) estimated Merger expenses.